UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 19, 2016

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification
Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On February 19, 2016, USANA Health Sciences, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to its Amended and Restated Credit Agreement (the “Credit Agreement”), originally dated as of April 27, 2011, between the Company and Bank of America, N.A. (the “Bank”).  The Amendment extends the term of the Credit Agreement to April 27, 2021.  It also increases the Bank’s revolving credit commitment under the Credit Agreement from $75 million to up to $125 million from February 19, 2016 through October 31, 2016.  Thereafter, the revolving credit commitment reverts back to $75 million for the term of the agreement.  The Amendment also increases the Company’s rolling four-quarter consolidated EBITDA covenant from $60 million to $100 million for the term of the agreement. The other material terms and provisions of the Credit Agreement were not amended or changed.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached as an exhibit to this report, as well as (i) the Amendment to Amended and Restated Credited Agreement dated as of July 18, 2013, between the Company and the Bank, which is filed as Exhibit 10.1 to the Company’s Form 8-K filed July 23, 2013, and (ii) the Credit Agreement, which is filed as Exhibit 10.17 to the Company’s Form 8-K filed April 28, 2011.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)         Exhibits

10.1                                                Second Amendment to Amended and Restated Credit Agreement, dated as of February 19, 2016 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date: February 23, 2016